UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005 (February 24, 2005)

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 384-8500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

1. 2005 Financial Guidance

On February 24, 2005, we announced that we currently estimate that our net loss for the first half of 2005 will be approximately $110 to $120 million, driven by increases in sales and marketing expenses due to planned commercialization expenses related to our co-promotion of ACEON®, as well as increased research and development expenses associated with Ranexa™ (ranolazine), including expenses associated with the MERLIN TIMI-36 study. We do not expect our net loss for the second half of 2005 to be materially different from that for the first half of 2005, as we expect that further increases in sales and marketing expenses will be offset by declining research and development expenses in the second half of 2005.

2. Regadenson

We are currently conducting two Phase III studies of regadenson, referred to respectively as ADVANCE MPI 1 and ADVANCE MPI 2. On February 24, 2005, we announced that we expect data from one of these studies during the third quarter of 2005, and data from the second of the studies during the fourth quarter of 2005. If both trials are successful, we expect to submit a New Drug Application to the United States Food and Drug Administration in 2006.

3. Ranexa™

On February 24, 2005, we announced that we expect data from the ERICA study regarding Ranexa™ during the second quarter of 2005. More specifically, we believe that data are likely to be available in April or May; however, data may be available later than May or earlier than April.

* * * * *

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005	CV THERAPEUTICS, INC.

	By:	/S/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)